Exhibit 4.7

Arm Holdings plc

THIRD AMENDED AND RESTATED

RULES OF THE ALL-EMPLOYEE PLAN 2019

Date rules adopted: 8 December 2019, as first amended and restated on 18 May 2021,

second amended and restated on 13 June 2022, and third amended and restated and adopted by Arm Holdings plc on 25 August 2023

All-Employee Plan 2019

Definitions

In these rules:

“2022 Restructure” means terminations of employment in connection with a global restructure of the Group announced by the Chief Executive Officer of Arm Limited on 14 March 2022;

“Acting in Concert” has the meaning given to it in the City Code on Takeovers and Mergers;

“Adoption Date” means 8 December 2019, the date on which the Plan was adopted by Arm Limited by ordinary resolution;

“Affiliate” means, in respect of any person, any other person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such person, or is under common Control of a third person;

“Articles” mean the articles of association of the Company from time to time;

“Award” means a Restricted Share Unit;

“Award Certificate” means a certificate in such form as may be determined by the Committee from time to time evidencing the grant of an Award to an Eligible Employee;

“Award Date” means the date which the Committee sets for the grant of an Award;

“Cause” means the termination of a Participant’s employment as a result of such Participant’s (i) being convicted of any felony or criminal offense, in each case either resulting in a custodial sentence or involving a finding of fraud or dishonesty, or (ii) committing an act or omission of wilful or gross misconduct and/or gross negligence in connection with the performance of such Participant’s duties in the course of his or her employment; provided, all initial determinations whether a termination of employment is for Cause shall be made by the Committee, in its sole discretion in good faith; provided, further, for the avoidance of doubt, in the event that an employment tribunal, court or any other regulatory body of competent jurisdiction finds that such Participant’s termination was unfair and/or unlawful, whether on a procedural or substantive basis, such termination shall not be for Cause;

“Change of Control Exit Event” means the date (being a date on or after the Adoption Date) on which: (i) a person (together with any persons Acting in Concert with such person) comes to hold more than 50 per cent of the voting rights in the Company pursuant to a transaction on bona fide arm’s length terms (other than in circumstances constituting a Permitted Change of Control) (“Share Sale”) (including, for the avoidance of doubt, the consummation of the NVIDIA Transaction); (ii) a sale of all (or substantially all) of the business, assets and undertakings of the Company and its Subsidiaries on bona fide arm’s length terms to a single buyer or to one or more buyers as part of a single transaction or series of connected transactions is completed (other than in circumstances constituting a Permitted Change of Control) (“Company Business Sale”); or (iii) the date which falls nine weeks after the date on which a Subsequent Shareholder Change of Control occurs (“Subsequent Shareholder Change of Control Exit Event”);

“Change of Control Value” means: (i) in the case of a Share Sale, the implied value of the fully diluted share capital of the Company by reference to the consideration payable for the shares pursuant to such Share Sale; (ii) in the case of a Company Business Sale, the implied value of the fully diluted share capital of the Company by reference to the gross amount paid and payable to the Company by the purchaser(s) for the business, assets and undertakings pursuant to such Company Business Sale; or (iii) in the case of a Subsequent Shareholder Change of Control Exit Event, the Subsequent Shareholder Change of Control Value, provided that in each case: (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Committee” means the remuneration committee of the board of directors of the Company, or any sub-committee or person(s) duly authorised by it;

“Company” means Arm Holdings plc (registered no. 11299879);

“Company Business Sale” has the meaning given to it within the definition of Change of Control Exit Event;

“Company External Debt” means any Relevant Indebtedness incurred by the Company the proceeds of which are not applied towards the business or operations of the Company or any of its Subsidiaries (and “the business or operations of the Company or any of its Subsidiaries” shall include, without limitation, the making of any investment or acquisition by such persons);

“Control” means the control by one person of another person in accordance with the following: a person (“A”) controls another person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of, or the investment adviser to, B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and the term “Controlled” has the corresponding meaning;

“Controlled Subsidiary” means a Subsidiary that is also a “subsidiary corporation”, as defined in section 424(f) of the IRS Code;

“Director” means any person occupying the office of director of the Company or any other Group Company, by whatever name called;

“Distressed Share Sale” means the realisation of any Share Security in respect of Shares (or shares in a holding company of the Company) subject to such Share Security, by the sale or appropriation of such shares for value in circumstances where the relevant Share Security has become enforceable;

“Eligibility Date” means (i) with respect to each Eligible Employee whose employment with the Group commenced on or prior to 1 April 2021, 1 April 2021 and (ii) with respect to each Eligible Employee whose employment with the Group commenced after 1 April 2021, such later date as may be approved by the Committee, if any;

“Eligible Employee” means, subject to Rule 3 and determined as of the applicable Award Date, an employee of any Group Company (including any Director other than a non-executive Director) whose employment or service as an executive Director has not been terminated as of the applicable Award Date, provided that,

(i)

with respect to any US Person or any other person with respect to whom the Company is relying on Rule 701 of the Securities Act with respect to any Award, “Eligible Employee” will not include any employee of a Group Company that is not the Company, a Parent of the Company or a Controlled Subsidiary of the Company or a Parent of the Company; and

(ii)	effective as of the First Amendment Date,

a.

a Participant will be treated as continuing to be an Eligible Employee for purposes of sub-rule 3.1.1, if such Participant was employed by a Group Company as of such Participant’s Eligibility Date (if applicable) and:

1.

If such Participant’s employment is subsequently terminated on or after 1 April 2021 by a member of the Group for any reason other than (A) Cause or (B) dismissal by reason of redundancy or dismissal based on employee performance, in each case in the ordinary course of business (a “Qualifying Termination”);

2.

if such Participant experiences a Transferred Employment Event (SoftBank) from employment with a Group Company and either (A) such Participant is employed by a member of the SoftBank Group as of an Exit Event, or (B) such Participant’s employment is terminated on or after 1 April 2021 but prior to an Exit Event by a member of the SoftBank Group for any reason other than Cause;

3.	If such Participant is not a TD/IoTP Participant and such Participant experiences a Transferred Employment Event (TD/IoTP) from employment with any member of the Group or the SoftBank Group;

b.

except as otherwise provided by clause (ii)(a)(3) of this definition, a Participant will be treated as ceasing to be an Eligible Employee for purposes of sub-rule 3.1.1 if such Participant experiences a Participant Exit Event (TD/IoTP);

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exit Events” means the Listing Exit Event, the Change of Control Exit Event and the Longstop Exit Event;

“External Debt” means any Relevant Indebtedness: (i) incurred by any shareholder of the Company; (ii) the proceeds of which have not been applied towards the business or operations of the Company or any of its Subsidiaries (including, without limitation, the making of any investment or acquisition by the Company or any of its Subsidiaries); and (iii) in respect of which the Company, any of its Subsidiaries and/or any holding company of the Company which has been established primarily for the purposes of or is the subject of a Share Sale or Listing (as applicable) has either given a guarantee to, or provided any other assurance against loss for the benefit of, any creditor in relation to such Relevant Indebtedness;

“First Amendment Date” means 18 May 2021, the date on which the Plan was originally amended and restated by the Committee;

“Group” means the Company and its Subsidiaries, and any other company which is associated with the Company and is designated by the Committee for the purposes of this Plan, and the phrase “Group Company” shall be construed accordingly;

“Internal Reorganisation” means a reorganisation of the structure of the Company and its Subsidiaries (or all or substantially all of the business, assets and undertakings of the Company and its Subsidiaries), such that the ultimate beneficial ownership of the Company and its Subsidiaries (or all or substantially all of the business, assets and undertakings of the Company and its Subsidiaries) does not change;

“IoTP Group” means Arm Cloud Services Limited, Arm Cloud Technology, Inc., Kigen (UK) Limited, Kigen Denmark ApS, Kigen South Africa Proprietary Limited, and all present and future direct or indirect subsidiaries of any of the foregoing;

“IRS Code” means the US Internal Revenue Code of 1986, as amended. Reference to a specific section of the IRS Code or regulation thereunder will include such section or regulation, any valid regulation or formal guidance of general or direct applicability promulgated under such section or regulation (and any comparable provision of any future legislation, regulation or formal guidance of general or direct applicability amending, supplementing or superseding such section or regulation);

“Listing” means the admission of any of the Shares (or shares deriving therefrom following any capital reorganisation effected in connection with the Listing, including shares in a holding company of the Company) to trading becoming effective on: (i) any stock exchange (which shall include, without limitation, the London Stock Exchange, the New York Stock Exchange and NASDAQ); or (ii) any significant trading platform with at least 15 per cent of such shares in public hands, in either case, in connection with an underwritten offering of shares or as a direct introduction to listing;

“Listing Exit Event” means the first trading day that is more than 180 days after the date of admission to trading of the Shares becoming effective for the purposes of a Listing;

“Listing Value” means: (i) in the case of a Listing which is underwritten (whether comprising primary and/or secondary shares); or (ii) in the case of a Listing which is an introduction to listing only, the value of the fully diluted share capital of the Company at the volume weighted average price of the shares during the 30 trading day period from (and including) the date of the Listing (“Listing Valuation Period”), provided that in each case: (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Listing Vehicle” has the meaning given to it in rule 9.3;

“Longstop Date” means 31 December 2025;

“Longstop Exit Event” means 9 March 2026;

“Longstop Value” means the value of the fully diluted share capital of the Company as determined in accordance with the provisions of article 42 of the Articles, provided that (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Longstop Vesting Hurdle” means the valuation hurdles set out in rule 2.4;

“Longstop Valuation” means the valuation process as set out in article 42.1 of the Articles;

“NVIDIA” means NVIDIA Corporation, NVIDIA International Holdings Inc., and any of their respective Subsidiaries or Affiliates;

“NVIDIA Transaction” means the transactions contemplated by the Share Purchase Agreement, dated as of 13 September 2020, by and among NVIDIA Corporation, NVIDIA International Holdings Inc., Arm Limited, Softbank Group Capital Limited and SVF Holdco (UK) Limited;

“Notice of Termination”, with respect to a Qualifying Leaver, means a notice of involuntary termination (whether in letter or other written form) issued by the appropriate official or department of any Group Company or any of its Affiliates confirming that such Qualified Leaver’s employment will be terminated;

“Notice of Termination Date”, with respect to a Qualifying Leaver, means the date of termination of such Qualifying Leaver’s employment with the Group as set forth in the relevant Notice of Termination;

“Parent” means a parent corporation as defined in section 424(e) of the IRS Code whether now or hereafter existing;

“Participant” means an Eligible Employee who has been granted an Award which has not been forfeited pursuant to these rules or otherwise;

“Participant Exit Event (TD/IoTP)” means, (i) with respect to a Participant, (a) the termination of, or voluntary resignation from, such Participant’s employment by any member of the TD Group or the IoTP Group for any reason and/or (b) if such Participant is employed by a member of the TD Group or the IoTP Group, when such employing member of either the TD Group or the IoTP Group ceases to be a Subsidiary of the Company, or (ii) with respect to a TD/IoTP Participant, (a) a Transferred Employment Event (SoftBank) with respect to such TD/IoTP Participant from employment by any member of the TD Group or the IoTP Group and/or (b) a Transferred Employment Event (TD/IoTP) with respect to such TD/IoTP Participant;

“Permitted Change of Control” means: (i) a person (together with any persons Acting in Concert with such person) coming to hold directly or indirectly more than 50 per cent of the voting rights in SoftBank; (ii) a Shareholder Transfer, provided that if a transferee which (together with any persons Acting in Concert)

comes to hold more than 50 per cent of the voting rights in the Company subsequently ceases to be directly or indirectly controlled by SoftBank (including, without limitation, through ownership or control of such transferee’s manager or investment adviser) (“Subsequent Shareholder Change of Control”), the date which falls nine weeks after such loss of control by SoftBank will constitute a Change of Control Exit Event; (iii) any transfer of Shares by SVF to its limited partners pursuant to the terms of the limited partnership agreement constituting SVF; (iv) any Internal Reorganisation; and/or (v) the grant of, or exercise of rights in relation to, any Share Security (other than a Distressed Share Sale);

“person” means any individual, body corporate, partnership, limited partnership, association, limited liability company, trust or other enterprise or entity;

“Phantom Share” has the meaning given in rule 1.4;

“Plan” means the plan constituted by these rules known as “The Arm Holdings plc All-Employee Plan 2019”, as amended from time to time;

“Primary Vesting Hurdle” means the valuation hurdles set out in rule 2.2;

“Qualifying Leaver” means a Participant who meets the following criteria: (i) they are given a Notice of Termination during the period beginning on March 30, 2022 and ending on June 30, 2022; (ii) they are notified that their termination is attributable to the 2022 Restructure; (iii) they are a US Person on the Notice of Termination Date; and (iv) following the Notice of Termination Date, they are treated as continuing to be an Eligible Employee for the purposes of sub-rule 3.1.1 because of a Qualifying Termination;

“Qualifying Termination” has the meaning given in the definition of Eligible Employee;

“Relevant Indebtedness” means any indebtedness incurred under or in relation to any loan or other debt facility, note purchase agreement or indenture, any commercial paper or overdraft facility or any other agreement, instrument or trust deed evidencing any indebtedness;

“Representation Statement” means a statement in the form attached to the Plan as Exhibit A, subject to any updates or modifications to such form prepared by the Company from time to time as the Company may deem necessary or advisable in light of changes to laws or regulations or otherwise;

“Restricted Share Unit” or “RSU” means a right to receive Shares granted under and in accordance with the rules of the Plan;

“Second Amendment Date” means 13 June 2022, the date on which the Plan was amended and restated by the Committee;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Share Security” means any charge, mortgage or other security interest over Shares in the Company (or shares in a holding company of the Company) granted from time to time by the holder of such shares to any person;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Shareholder Transfer” means any transfer of Shares between the shareholders of the Company as at the Adoption Date (which shall, for the avoidance of doubt, include such shareholders’ Affiliates), provided that in the case of any transfer pursuant to which the transferee (together with any persons Acting in Concert with it) comes to hold, directly or indirectly, more than 50 per cent of the voting rights in the Company, such transferee is indirectly or directly controlled by SoftBank (including, without limitation, through ownership or control of such transferee’s manager or investment adviser);

“Share Sale” has the meaning given to it within the definition of Change of Control Exit Event;

“SoftBank” means SoftBank Group Corp., a corporation incorporated under the laws of Japan;

“SoftBank Group” means SoftBank, SVF, or any of their respective Subsidiaries or Affiliates (other than any member of the Group, the TD Group, or the IoTP Group);

“Subsequent Shareholder Change of Control” has the meaning given to it within the definition of Permitted Change of Control;

“Subsequent Shareholder Change of Control Value” means the value of the fully diluted share capital of the Company as determined in accordance with the provisions of article 43 of the Articles, provided that (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Subsidiary” means, in respect of any person, a company which is a subsidiary of such person within the meaning of section 1159 of the Companies Act 2006;

“SVF” means SoftBank Vision Fund L.P. (“Vision Fund”), SoftBank Vision Fund II L.P. (“Vision Fund II”) or any successor fund established in relation to Vision Fund or Vision Fund II, the general partner, advisor or manager of which is a direct or indirect Subsidiary of SoftBank (or, in each case, any Affiliate thereof, or any alternative investment vehicle or similar entity established in relation thereto);

“TD Group” means Treasure Data, Inc., Treasure Data US LLC, and all present and future direct or indirect subsidiaries of either of the foregoing;

“TD/IoTP Participant” means a Participant who is employed by a Group Company (other than any member of the TD Group or the IoTP Group, as applicable) who, as determined by the Committee in good faith, provides 80% or more of his/her employee services from 1 October 2020 to 31 March 2021 to, or for the primary benefit of, either the TD Group and its related business or the IoTP Group and its related business;

“Transferred Employment Event (TD/IoTP)” means, with respect to a Participant, the transfer (whether by operation of law or by consent) of such Participant’s employment to, or the assumption and/or continuation of such Participant’s employment by or with (in each case, whether directly or indirectly by virtue of a merger, consolidation, spin-off, contribution, acquisition, or other corporate transaction involving such Participant’s employer), any member of the TD Group or the IoTP Group;

“Transferred Employment Event (SoftBank)” means, with respect to a Participant, the transfer (whether by operation of law or by consent) of such Participant’s employment to, or the assumption and/or continuation of such Participant’s employment by or with (in each case, whether directly or indirectly by virtue of a merger, consolidation, spin-off, contribution, acquisition, or other corporate transaction involving such Participant’s employer), any member of the SoftBank Group;

“Trust” means any employee share ownership trust which has been or may be established by the Company or any other Group Company to operate in conjunction with this Plan;

“Trustee” means the trustee or trustees for the time being of a Trust;

“US Person” means individuals who are United States residents, United States citizens or subject to United States federal income tax;

“Vest” means, subject to rules 2, 3 and 4, the Participant becoming entitled to receive the Shares subject to an Award and “Vesting”, “Vested” and “Unvested” will be construed accordingly;

“Vesting Date” means the date on which an Award Vests in accordance with rule 2;

“Vesting Hurdles” means the Primary Vesting Hurdle and the Longstop Vesting Hurdle;

“Vision Fund” has the meaning given to it within the definition of SVF; and

“Vision Fund II” has the meaning given to it within the definition of SVF.

References in these rules to any statutory provision are to that provision as amended or reenacted from time to time (and any regulations made under it), and, unless the context otherwise requires, words in the singular include the plural and vice versa and words importing the masculine include the feminine and vice versa.

1.	Grant of Awards

1.1	Grant

Except as provided in rule 6, the Committee may in its absolute discretion grant an Award to an Eligible Employee in accordance with these rules at any time after the Adoption Date.

1.2	Timing

No Award may be granted at any time after 23:59 (GMT) on 30 December 2025.

1.3	Other conditions

1.3.1	The Committee may impose other conditions, additional to the terms of the Plan, on the Vesting of an Award, provided that they are specified at the Award Date.

1.3.2	The Committee may, acting unanimously, waive or change any such condition either:

(i)	in accordance with its terms; or

(ii)	if anything happens which causes the Committee reasonably to consider it appropriate,

provided that, where a condition is being changed, the Committee considers that any changed condition will not be more challenging or detrimental to satisfy than the original condition would have been but for such circumstances occurring, and, with respect to any US Person, such change does not result in a violation of the rules of section 409A of the IRS Code so as to cause the Award to be subject to the additional tax imposed under section 409A of the IRS Code.

1.4	Phantom Shares

The Committee may exercise its discretion where it considers that it is necessary or desirable to do so, to provide that an Eligible Employee so designated by the Committee at the Award Date may receive a contingent right to receive a cash sum equal to the applicable value of a notional Share (each, a “Phantom Share”) on the date the Participant becomes unconditionally entitled to the cash sum multiplied by a number of such vested Phantom Shares on substantially the same terms as Awards, save that there shall be no entitlement to receive Shares in connection with such settlement and subject to such modifications as considered appropriate by the Committee.

1.5	Award Certificate

1.5.1

Following the grant of an Award, an Award Certificate will be prepared for each Participant as soon as reasonably practicable after the Award Date. The Award Certificate must set out the number of Shares subject to the Award; the Award Date; and any other condition imposed by the Committee under rule 1.3. The Award Certificate may be sent by email to the Participant or made available to the Participant by other electronic means.

1.5.2

An Award may be renounced in whole or in part by a Participant by completing and returning an appropriate form of renunciation to the Company (or at its direction) within 30 days of the Award Date (or such other period specified at the Award Date), in which case the Award shall for all purposes be taken as never having been granted. For the avoidance of doubt, a Participant will be deemed to have agreed to participate in this Plan, unless the Participant renounces his/her Award in accordance with this sub-rule 1.5.2.

1.6	No payment

A Participant is not required to pay for the grant of any Award.

1.7	Administrative errors

If the Committee tries to grant an Award which is inconsistent with rule 6, the Award will be limited and will take effect from the Award Date on a basis consistent with that rule.

2.	Vesting and release of Awards

2.1	Vesting

Subject to rule 2.2 and rule 3, an Award Vests only on the occurrence of an Exit Event and then only to the extent the relevant Vesting Hurdle is met or exceeded. The Committee must, as soon as reasonably practicable on or after the occurrence of an Exit Event:

2.1.1	determine in accordance and subject to this rule 2 if the relevant Vesting Hurdle has been met and, if relevant, to what extent;

2.1.2	determine the extent to which each Participant’s Award has Vested, if at all; and

2.1.3	send to each Participant details of the extent to which that Participant’s Award Vests, if at all.

Without prejudice to this rule 2, the Committee may, as soon as reasonably practicable on or after the occurrence of a Listing or the Longstop Date, send to each Participant details of the extent to which the relevant Vesting Hurdles have been met or exceeded.

2.2	Primary Vesting Hurdle

Subject to rule 3, an Award Vests as follows on the occurrence of a Listing Exit Event or Change of Control Exit Event:

2.2.1	none of a Participant’s Award shall Vest if the Listing Value or, as the case may be, the Change of Control Value is US$32 billion or less;

2.2.2	all of a Participant’s Award shall Vest if the Listing Value or, as the case may be, the Change of Control Value is US$55 billion or more; and

2.2.3

if the Listing Value or, as the case may be, the Change of Control Value is greater than US$32 billion but less than US$55 billion, then a Participant’s Award shall Vest on a linear basis from 0 per cent (at US$32 billion) to 100 per cent (at US$55 billion). By way of illustration, 25 per cent of a Participant’s Award Vests if the relevant value is US$37.75 billion; 50 per cent of a Participant’s Award Vests if the relevant value is US$43.5 billion; and 75 per cent of a Participant’s RSUs Vests if the relevant value is US$49.25 billion.

Subject to rule 2.5, an Award lapses if and to the extent it does not Vest on the applicable Listing Exit Event or Change of Control Exit Event.

Notwithstanding this sub-rule 2.2, the Committee may, acting unanimously, make adjustments to the Primary Vesting Hurdle in respect of a Change of Control Exit Event provided that any such adjustments are to the benefit of Participants.

Notwithstanding any other provision of this Plan, in the event of the consummation of the NVIDIA Transaction prior to the Longstop Date, then 50% of each Participant’s then outstanding RSUs and/or Phantom Shares shall Vest (regardless of whether the relevant Vesting Hurdle has been met as of the consummation of the NVIDIA Transaction), with the remaining 50% of such Participant’s RSUs and/or Phantom Shares lapsing as of the consummation of the NVIDIA Transaction, and if the Committee determines to satisfy all or part of such Vested Awards by paying an equivalent amount in cash pursuant to rule 4.9 in connection with the consummation of the NVIDIA Transaction, such cash amount shall be $38.04 per Share in respect of which such Awards have Vested (subject to rule 4.10 and, where applicable, overseas legal and regulatory requirements).

Effective as of the Second Amendment Date, notwithstanding any other provision of this Plan, the Committee shall Vest in any Participant who is a Qualifying Leaver, 50% of such Qualifying Leaver’s then outstanding Awards as at the Notice of Termination Date (regardless of whether the relevant Vesting Hurdle has been met as of the Notice of Termination Date), with the remaining 50% of such Qualifying Leaver’s Awards lapsing as of the Notice of Termination Date, and the Committee shall satisfy such Vested Awards by paying an equivalent amount in cash, such cash amount to be $38.04 per Share in respect of those Vested Awards (subject to rule 4.10 and, where applicable, overseas legal and regulatory requirements), payable within 90 days of the Notice of Termination Date.

2.3	Distressed Share Sale

Notwithstanding any other provision of this Plan, if the value of any Distressed Share Sale is not greater than US$32 billion, Awards shall not thereby lapse. In such circumstances, Awards shall instead remain extant (subject to the terms of the Plan and of the Award Certificate, including without limitation rule 3 and the vesting conditions set forth herein and therein).

2.4	Longstop Vesting Hurdle

An Award Vests as follows on the Longstop Exit Event:

2.4.1	none of a Participant’s Award Vests if the Longstop Value is less than US$55 billion;

2.4.2	all of a Participant’s Award Vests if the Longstop Value is US$75 billion or more; and

2.4.3

if the Longstop Value is at least US$55 billion but less than US$75 billion, then a Participant’s Award Vests on a linear basis from 50 per cent (at US$55 billion) to 100 per cent (at US$75 billion). By way of illustration, 50 per cent of a Participant’s Award will Vest if the Longstop Value is US$55 billion; and 75 per cent of a Participant’s Award will Vest if the Longstop Value is US$65 billion.

Subject to rule 2.5, an Award shall lapse to the extent it does not Vest on such Longstop Exit Event.

2.5	Change of Control following a Listing or the Longstop Date

Once a Listing, Change of Control Exit Event or the Longstop Date has occurred, no subsequent event shall be capable of being an Exit Event other than (x) in the case of a Listing, the related Listing Exit Event; and (y) in the case of the Longstop Date, the Longstop Exit Event, save that if a Change of Control Exit Event occurs either: (i) following a Listing but prior to the Listing Exit Event; or (ii) following the Longstop Date but prior to the Longstop Exit Event then, in each such situation:

2.5.1	Awards shall be capable of Vesting only on the occurrence of the Change of Control Exit Event and not the Listing Exit Event or Longstop Exit Event respectively; and

2.5.2

for the purposes of calculating to what extent (if at all) a Participant’s Award Vests, the Committee must determine the extent (if any) to which the relevant Vesting Hurdle is met or exceeded on both: (i) the Listing (in accordance with rule 2.2) or the Longstop Date (in accordance with rule 2.4) as applicable; and (ii) the relevant Change of Control Exit Event (in accordance with rule 2.2), and a Participant’s Award Vests in accordance with whichever of the two measurements is more favourable to the Participant provided that, if the Change of Control Exit Event takes place before either the Listing Valuation Period has finished or the Longstop Valuation has been prepared, then the extent to which a Participant’s Award Vests (if at all) must be measured only against the Primary Vesting Hurdle in respect of the relevant Change of Control Exit Event.

3.	Lapse

A Participant’s Award lapses on the first to occur of:

3.1.1	the date on which such Participant ceases to be an Eligible Employee;

3.1.2	subject to rules 2.3 and 2.5, the occurrence of an Exit Event where the relevant Vesting Hurdle is not met or exceeded; and

3.1.3	the date on which such Participant purports to transfer, assign or otherwise dispose of an Award or any rights in respect of it in breach of rule 9.2.

For the purposes of sub-rule 3.1.1, a Participant is not treated as ceasing to be an Eligible Employee (i) until he/she ceases to be an employee of all Group Companies and does not recommence employment with a Group Company within 7 days of ceasing employment with the first Group Company, unless the Committee determines in good faith that a Participant will be treated as ceasing to be an Eligible Employee on the date that his/her employment is terminated or (ii) if such Participant voluntarily resigns from employment with a Group Company as part of any termination-and-subsequent rehire process implemented by the Group and structured as such

Participant’s voluntary resignation and rehire. A Participant who is a US Person will be treated as having ceased to be an Eligible Employee for the purposes of sub-rule 3.1.1 and all other rules of the Plan immediately upon his/her “separation from service” within the meaning of section 409A of the IRS Code.

4.	Consequences of Vesting

4.1	Delivery of Shares

Subject to rules 4.8, 4.9, 4.10 and the Articles, on the date on which an Award Vests as determined by the Committee in accordance with this Plan, the Committee will arrange for the transfer out of treasury, or issue to the Participant (subject to, and as provided in, the Articles) of the number of Shares in respect of which the Award has Vested. Legal title to such Shares shall be held by a nominee entity as trustee for the Participant, as further described in the Articles. The identity of such nominee entity shall be determined by the Committee at its sole discretion and the delivery of Shares subject to an Award shall be effected in such form and manner as the Committee may prescribe from time to time. The Shares deliverable hereunder must be delivered within 60 days following the date on which an Award Vests, and, with respect to a US Person, in all cases, within the “short-term deferral period” from when the Award is deemed earned for purposes of section 409A of the IRS Code.

4.2	Company Business Sale Put and Call Option

If a Participant receives Shares after the Vesting of his/her Award by reason of a Company Business Sale:

4.2.1

such Participant agrees that, for a period of 120 days following the completion of the Company Business Sale, the Company, or a person or persons designated by the Company, has the right to serve a notice on such Participant exercising a right to acquire all or some of that Participant’s Shares at a price per Share calculated by reference to the implied value of the Company’s fully diluted share capital pursuant to the Company Business Sale, as set out in article 41.1.2 of the Articles; and

4.2.2

the Company agrees that, for a period of 30 days following the completion of the Company Business Sale, such Participant has the right to serve a notice exercising its right to sell all (but not some only) of his/her Shares to the Company (or a person or persons designated by the Company) at a price per Share calculated by reference to the implied value of the Company’s fully diluted share capital pursuant to the Company Business Sale, as set out in article 41.1.1 of the Articles.

4.3	Subsequent Shareholder Change of Control Exit Event Put and Call Options

If a Participant receives Shares after the Vesting of his/her Award by reason of a Subsequent Shareholder Change of Control Exit Event:

4.3.1

such Participant agrees that the Company, or a person or persons designated by the Company, has the right to serve a notice on each such Participant exercising a right to acquire all or some of that Participant’s Shares at the price per Share implied by the Subsequent Shareholder Change of Control Value at any time following the Subsequent Shareholder Change of Control Exit Event, in accordance with the provisions set out in articles 43.2.2 and 43.2.3 of the Articles; and

4.3.2

the Company agrees that, for a period of 21 days following the Subsequent Shareholder Change of Control Exit Event, such Participant has the right to serve a notice exercising its right to sell all (but not some only) of his/her Shares to the Company (or a person or persons designated by the Company) at the price per Share implied by the Subsequent Shareholder Change of Control Value, as set out in article 43.2.1 of the Articles.

4.4	Longstop Exit Event Put and Call Options

If a Participant receives Shares after the Vesting of his/her Award by reason of the Longstop Exit Event:

4.4.1

such Participant agrees that, from (and including) 9 March 2026, the Company, or a person or persons designated by the Company, has the right to serve a notice exercising a right to acquire all or some of that Participant’s Shares at the price per Share implied by the Longstop Value at any time, in accordance with the provisions set out in articles 42.2.2 and 42.2.3 of the Articles; and

4.4.2

the Company agrees that, from (and including) 9 March 2026 until (and including) 31 March 2026, such Participant has the right to serve a notice exercising its right to sell all (but not some only) of those Shares to the Company (or a person or persons designated by the Company) at the price per Share implied by the Longstop Value in accordance with the provisions set out in article 42.2.1 of the Articles.

4.5	Put and Call Options after a Listing

No notice given under sub-rule 4.2.1, sub-rule 4.2.2, sub-rule 4.3.1, sub-rule 4.3.2, sub-rule 4.4.1 or sub-rule 4.4.2 after a Listing shall have any effect.

4.6	Fractions

No fraction of a Share shall be transferred out of treasury or issued to a Participant when his/her Award Vests or included in any Award which has Vested. If any fractional entitlements are produced as a result of the linear vesting of an Award following application of the relevant Vesting Hurdle, any fractional entitlements must be rounded down to the nearest whole number.

4.7	No transfer, allotment or issue before the Vesting Date

For the avoidance of doubt, Shares subject to an Award granted under the Plan will not be transferred out of treasury or allotted and issued to a Participant (or, where applicable, a nominee entity) before the Vesting Date.

4.8	Rights

Shares issued or transferred out of treasury on the Vesting of an Award will rank equally in all respects with the Shares in issue at the point of issue or transfer, save as provided in these rules. They will not rank for any rights attaching to Shares by reference to a record date before the date of issue or transfer. Where Shares are transferred out of treasury on the Vesting of an Award, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

4.9	Alternative ways to satisfy Awards

4.9.1

Subject to sub-rule 4.9.2, the Committee may decide to satisfy all or part of an Award by paying an equivalent amount in cash (subject to rule 4.10 and, where applicable, overseas legal or regulatory requirements). The Committee may determine that an Award will be satisfied in cash at the Award Date or at any time before the delivery of Shares in settlement of the Award. Any cash used to satisfy all or part of an Award will be paid, less any applicable tax withholdings, within 60 days following the date the Award Vested.

4.9.2	An Award granted to and held by a Participant who is resident in Canada, France or Poland is not capable of being satisfied in cash.

4.10	Withholding

4.10.1

The Committee, any employing company (or former employing company) of the Participant or the Trustee may make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of Awards or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, the Company, the employing company or the Trustee. The Committee may, in its discretion, permit (but is not obliged to so permit) or require such arrangements as it deems appropriate, which may include, without limitation a reduction in the number of Shares subject to an Award and/or the sale on behalf of the Participant of any of the Shares to which he/she is entitled under the Plan and the retention by the Company or Group Company of the sale proceeds to meet the liability. References to social security contributions include anything in a jurisdiction outside the United Kingdom which, in the opinion of the Committee, is reasonably comparable to social security contributions.

4.10.2

The Participant authorises the Company to sell (if the Company determines, in its discretion to do so) on his/her behalf sufficient Shares subject to his/her Award to discharge any liability to taxation, duties or social security contributions arising in connection with that Award that any current or former Group Company is required to withhold and any related costs associated with that sale. In facilitating such a sale, the Company may appoint a broker of its choosing and as a term of participation in the Plan and of this Award (and a condition to any potential Vesting and settlement), the Participant will cooperate in establishing an account with the appointed broker.

4.10.3

A Participant must make satisfactory arrangements for the payment of applicable tax withholding amounts related to an Award at the time: (i) any Award is otherwise scheduled to Vest; or (ii) a tax withholding obligation with respect to an Award is otherwise due.

4.11	Section 431 elections

Each Participant irrevocably agrees to enter into, in respect of any Shares he/she may acquire on Vesting of an Award, on or before the Vesting Date of such Award, such election(s) as the Company may specify under section 431(1) or section 431(2) of the Income Tax (Earnings and Pensions) Act 2003.

5.	Leaving the Group in exceptional circumstances

If a Participant ceases to be an Eligible Employee because of ill-health, injury or disability, in each case evidenced to the reasonable satisfaction of the Committee, then the Committee may, in its absolute discretion, make a cash payment to any such Participant (or in the case of a deceased Participant, such Participant’s personal representatives) in recognition of the fact of the lapse of such Participant’s Awards. The quantum of such cash payment shall be at the absolute discretion of the Committee.

6.	Plan Limit

6.1

The aggregate nominal amount of Shares over which the Committee may grant Awards under the Plan will be limited so that it does not exceed at any time an amount equal to (x) 2.2 per cent of the aggregate nominal amount of the Company’s fully diluted equity share capital less (y) the aggregate of the nominal amount of Shares allocated in respect of Awards granted under these rules (for the avoidance of doubt, this shall not include any Shares allocated in respect of lapsed Awards).

6.2	The Committee (acting unanimously) may adjust the limit set out in rule 6.1 in the event of a variation of the equity share capital of the Company, as described in rule 7.1.

7.	Variations of share capital, demergers and special distributions

7.1	Adjustment of Awards

If there is:

7.1.1	a variation of the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

7.1.2	a demerger (in whatever form) or exempt distribution by virtue of section 1075 of the Corporation Tax Act 2010; or

7.1.3	a special dividend or distribution,

the Committee (acting unanimously) may adjust the number and/or class of Shares comprised in an Award as it considers appropriate but must take into account, without limitation, any expected tax consequences of such adjustment and the limit set out in rule 6.

7.2	Notice

The Committee will notify Participants of any adjustment made under this rule 7.

8.	Terms of employment

8.1	Definitions

For the purposes of this rule 8, “Employee” means any employee of a Group Company and, to the extent such employee remains a Participant under the Plan, an employee of the SoftBank Group, the TD Group, or the IoTP Group, as applicable.

8.2	Scope

This rule 8 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

8.3	Awards separate from employment contract

Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and his/her employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

8.4	Employee rights

No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

8.5	Exercise of discretion

The terms of the Plan do not entitle the Employee to the exercise of any discretion in his/her favour.

8.6	Rights to compensation

No Participant has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

8.6.1	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

8.6.2	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

8.6.3	the operation, suspension, termination or amendment of the Plan.

8.7	Plan participation

Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the rules, including this rule. It is a term of participation in the Plan (and of each Award) and a condition of any Vesting and settlement of an Award that a Participant executes and delivers such agreements and documentation as may be reasonably requested by the Company or any other Group Company under any reasonable procedures the Company specifies. If a Participant materially fails to comply with the preceding sentence, the Committee or Company may, in its discretion, withhold delivery of any Shares or cash, subject for US Persons, to the timing of delivery rules set forth in rule 4.1. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire Shares subject to and in accordance with the express terms of the Plan and any conditions applicable to the Award, in consideration for, and as a condition of, the grant of an Award under the Plan.

8.8	Third party rights

Nothing in the Plan confers any benefit, right or expectation on a person who is not an employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan. This does not affect any other right or remedy of a third party which may exist.

9.	General

9.1	Rights

A Participant will not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until the Participant has received any Shares on Vesting of an Award.

9.2	Transfer

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If he/she does, whether voluntarily or involuntarily, then the Award immediately lapses.

9.3	Internal reorganisation

9.3.1

If in connection with a Listing there is an Internal Reorganisation and the Company becomes a wholly owned subsidiary of another company either directly or indirectly and that entity is intended to be the company whose shares are listed (the “Listing Vehicle”), each Award shall be automatically exchanged for a new award as soon as reasonably practicable after such Internal Reorganisation on the terms set out in sub-rule 9.3.2.

9.3.2	Where a Participant is granted a new award in exchange for an existing Award under sub-rule 9.3.1 above, the new award:

(i)	must confer a right to acquire shares in the Listing Vehicle;

(ii)	must be equivalent to the existing Award;

(iii)	is treated as having been granted at the same as the existing Award;

(iv)	must be subject to the same conditions (including, without limitation, the Vesting Hurdles) as the existing Award; and

(v)

is governed by the Plan as if references to Shares were references to the shares in the Listing Vehicle over which the new award is granted and references to the Company were references to the Listing Vehicle.

9.4	Not pensionable

None of the benefits received under the Plan is pensionable.

9.5	Administration of the Plan; Committee’s decisions final and binding

Subject to the provisions of the Plan, the Committee has absolute discretionary authority to: construe and interpret the rules of the Plan including any sub-plans or appendices to the Plan, and the terms of Awards granted under the Plan; authorise any person to execute on behalf of the Company any instrument required to implement the grant of an Award by the Committee; and to make all other determinations and take all actions deemed necessary or advisable for administering the Plan. The decisions of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan is final and conclusive and will be given the maximum deference permitted by applicable laws.

9.6	Costs

The Company will pay the costs of introducing and administering the Plan. The Company may ask a Participant’s employer to bear the costs in respect of an Award to that Participant.

9.7	Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

9.8	Employee trust

The Company and any Subsidiary may provide money to the Trustee or any other person to enable them or him/her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.

9.9	Data protection

9.9.1

During the Participant’s participation in the Plan, the Company will have access to and process, or authorise the processing of, personal data (as defined in the Data Protection Act 2018, the EU General Data Protection Regulation 5419/16 and/or any implementing legislation (together, the “Data Protection Laws”)) held and controlled by the Company or any other Group Company and relating to employees or customers of the Company and any other Group Company, or other individuals. The Company and each other Group Company will comply with the terms of the Data Protection Laws, and the Company’s data protection policies issued from time to time, in relation to such data.

9.9.2

Any Group Company and its employees and agents may from time to time hold, process and disclose Participants’ personal data in accordance with the terms of the employee share plan privacy notice, the employee privacy notice and the data protection policy in force from time to time. The current versions of the applicable policies are available on the Company’s intranet page and on the online employee share plan portal (as applicable).

9.10	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements he/she needs to fulfil in order to obtain or avoid the necessity for any such consent.

9.11	Articles of association

Any Shares acquired under the Plan are subject to the Articles.

9.12	Notices

9.12.1	Save as otherwise provided in this Plan any notice or communication to be given to any person who is or will be eligible to be a Participant may be:

(i)	delivered by electronic mail and it will be deemed to have been received upon electronic confirmation of such delivery; or

(ii)

personally delivered or sent by ordinary post to his/her last known address and where a notice or communication is sent by post it will be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped.

Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries will have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

9.12.2

Any notice to be given to the Company or the trustee of any trust will be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and will be effective upon receipt. The Committee may make other arrangements to receive notices.

10.	Changing the Plan

10.1	Committee’s powers

Subject to the rest of this rule 10, the Committee (acting unanimously) may at any time change the Plan and the terms of any Award in any way.

10.2	Participant consent

If the Committee proposes an amendment to the Plan or the terms of any Award, other than conditions imposed under rule 1.3, which would be to the material disadvantage of Participants in respect of subsisting rights under the Plan, then:

10.2.1	the Committee will invite each such disadvantaged Participant to indicate whether or not they approve the amendment; and

10.2.2

such amendment will only take effect if the majority (assessed by reference to the size of affected Awards) of the Participants who respond to an invitation made in accordance with sub-rule 10.2.1 consent to the amendment.

10.3	United States Internal Revenue Code

10.3.1

Notwithstanding rule 10.2, the Committee may amend the terms of any Award without the consent of the Participant who is a US Person in any manner whatsoever to the extent that it deems it necessary or desirable to retain an available exemption from, or to comply with, section 409A of the IRS Code or to otherwise avoid income recognition under section 409A of the IRS Code or imposition of any additional tax, interest and/or penalties under section 409A of the IRS Code. Any such amendment shall be interested, to the extent reasonably practicable, to preserve the material economic benefit of the Award to the Participant.

10.3.2

In respect of US Persons, Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the IRS Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the IRS Code, except as otherwise determined in the absolute discretion of the Committee with explicit reference to this sub-rule 10.3.2. The Plan and each Award under the Plan is intended to be exempt from or meet the requirements of section 409A of the IRS Code and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the absolute discretion of the Committee with explicit reference to this sub-rule 10.3.2. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to section 409A of the IRS Code the Award or payment will be granted, paid, settled or deferred in a manner that will meet the requirements of section 409A of the IRS Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the IRS Code. Unless specifically determined otherwise by the Committee in a specific writing referencing this rule 10.3, in no event will the Company or any Group Company have any liability or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of section 409A of the IRS Code.

10.4	Overseas sub-plans and appendices

The Committee may establish further sub-plans and appendices based on the Plan but modified to take account of local tax, exchange control or securities laws in overseas territories, provided that any shares made available under such further sub-plans are treated as counting against the limit in rule 6.

10.5	Notice

The Committee may (but is not obliged to) give written notice of any changes made to any Participant affected.

11.	Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The English Courts will have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

12.	Dissolution and Liquidation

Any Awards that Vest before the completion of a dissolution or liquidation will be settled before such completion. Any Awards that have not Vested by the time of the completion of a dissolution or liquidation will lapse.

13.	Participant Representations

In respect of any Participant for which the Company is relying on the exemption for registration provided pursuant to rule 701 of the Securities Act with respect to an Award, it is a term of participation in the Plan and each Award and a condition of any Vesting and settlement of an Award that, if the Shares have not been registered under the Securities Act at the time of the settlement of the applicable Award or at such other time as designated by the Company, if requested or required by the Company, the Participant must deliver to the Company his/her Representation Statement.

14.	Information for Participants

In respect of any Participant for which the Company is relying on the exemption from registration provided pursuant to Rule 701 of the Securities Act with respect to an Award and/or for which the Company is relying on the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) with respect to an Award, if and as required (i) pursuant to rule 701 of the Securities Act, if the Company is relying on the exemption from registration provided pursuant to rule 701 of the Securities Act with respect to an Award, and/or (ii) pursuant to rule 12h-1(f) of the Exchange Act, to the extent the Company is relying on the rule 12h-1(f) Exemption, then during the period of reliance on the applicable exemption and in each case of (i) and (ii), until such time as the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, the Company shall provide to the Participant the information described in paragraphs (e)(3), (4), and (5) of rule 701 under the Securities Act no less frequently than every six months, with the financial statements being not more than 180 days old, and with such information provided either by: (x) physical or electronic delivery to the Participants; or (y) by written notice to the Participants of the availability of the information on an internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to rule 12h-1(f)(1) under the Exchange Act (if the Company is relying on the rule 12h-1(f) Exemption) or rule 701 of the Securities Act (if the Company is relying on the exemption pursuant to rule 701 of the Securities Act).

15.	Additional Listing provisions

All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. Unless this rule 15 is specifically mentioned and waived in an Award Certificate or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any other Group Company.

SCHEDULE 1

CALIFORNIA SUB-PLAN

TO

THE ARM HOLDINGS PLC ALL-EMPLOYEE PLAN 2019

(for California residents only, to the extent required by 25102(o))

This California Sub-Plan (“California Sub-Plan”) to the Arm Holdings plc All-Employee Plan 2019, as amended from time to time (the “Plan”) shall apply only to the Participants who are residents of the State of California and who are receiving an Award under the Plan. This California Sub-Plan is part of the Plan. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this California Sub-Plan. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms apply to all Awards granted to residents of the State of California, until such time as the Committee amends this California Sub-Plan or the Committee otherwise provides.

1.	Shares Subject to the California Sub-Plan

Subject to rule 2 of this California Sub-Plan, not more than an aggregate of 23,133,000 Shares may be issued under the California Sub-Plan; provided, however, that if an Award lapses or is forfeited to or repurchased by the Company due to the failure to Vest, the forfeited or repurchased Shares which were subject thereto will become available for future grant or sale under the California Sub-Plan (unless the California Sub-Plan has terminated).

2.	Adjustments

In the event that any dividend (other than an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalisation, stock split, reverse stock split, reorganisation, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Committee, if and to the extent necessary in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the California Sub-Plan, will adjust the number and/or class of shares of stock that may be delivered under the California Sub-Plan. Further, the Committee will make such adjustments to an Award granted under this California Sub-Plan as required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

3.	Shareholder Approval

This California Sub-Plan will be subject to approval by at least a majority of the outstanding securities of the Company entitled to vote by the later of (i) within twelve (12) months before or after the date this California Sub-Plan is adopted by the Company or (ii) prior to or within twelve (12) months of the granting of any Award or issuance of any security under the California Sub-Plan in California. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws or the Articles. Any Award granted to any person in California before shareholder approval of this California Sub-Plan is obtained automatically will be deemed rescinded if Shareholder approval is not obtained in the manner described in this rule 3.

4.	Amendments

Any amendment of this California Sub-Plan that increases the number of Shares available for issuance under this California Sub-Plan (except as provided in rule 2 of this California Sub-Plan, above) will be subject to the approval of the shareholders by the later of (1) within twelve (12) months before or after the date the amendment to the California Sub-Plan is adopted by the Company or (2) prior to or within twelve (12) months of the granting of any Award or issuance of any security in California in reliance on such amendment. Any Award granted to any person in California in reliance of any such increase before shareholder approval of the relevant amendment to this California Sub-Plan is obtained automatically will be deemed rescinded if shareholder approval is not obtained in the manner described in this rule 4.

EXHIBIT A

REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY:     Arm Holdings plc

SECURITIES: Ordinary Shares

AMOUNT:

DATE:

In connection with the receipt of the above-listed Securities (the “Securities”), the undersigned Participant represents to the Company the following:

a)

Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Participant has no present intention of selling, granting any participation in, or otherwise distributing the same. Participant does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Securities.

b)

Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that such exemption may not be available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

Participant is familiar with rule 144, as promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and the other rules and regulations promulgated thereunder.

PARTICIPANT

Signature

Print Name

Date

SCHEDULE 2

FRENCH SUB-PLAN

TO

THE ARM HOLDINGS PLC ALL-EMPLOYEE PLAN 2019

This French Sub-Plan has been produced to comply with the provisions set forth in articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code. Awards granted to Eligible Employees of the Controlled Subsidiaries incorporated in France under this French Sub-Plan are granted on the terms of the Arm Holdings plc All-Employee Plan 2019 (as amended from time to time, the “Plan”) as modified as set out in this Schedule 2. Capitalised terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this French Sub-Plan. This French Sub-Plan is part of the Plan.

Definitions

In these rules:

“Acting in Concert” has the meaning given to it in the City Code on Takeovers and Mergers;

“Adoption Date” means 8 December 2019, the date on which the Plan was adopted by the Company by ordinary resolution;

“Affiliate” means, in respect of any person, any other person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such person, or is under common Control of a third person;

“Articles” mean the articles of association of the Company from time to time;

“Award” means a Restricted Share Unit;

“Award Certificate” means a certificate in such form as may be determined by the Committee from time to time evidencing the grant of an Award to an Eligible Employee;

“Award Date” means the date which the Committee sets for the grant of an Award;

“Change of Control Exit Event” means the date (being a date on or after the Adoption Date) on which: (i) a person (together with any persons Acting in Concert with such person) comes to hold more than 50 per cent of the voting rights in the Company pursuant to a transaction on bona fide arm’s length terms (other than in circumstances constituting a Permitted Change of Control) (“Share Sale”); (ii) a sale of all (or substantially all) of the business, assets and undertakings of the Company and its Subsidiaries on bona fide arm’s length terms to a single buyer or to one or more buyers as part of a single transaction or series of connected transactions is completed (other than in circumstances constituting a Permitted Change of Control) (“Company Business Sale”); or (iii) the date which falls nine weeks after the date on which a Subsequent Shareholder Change of Control occurs (“Subsequent Shareholder Change of Control Exit Event”);

“Change of Control Value” means: (i) in the case of a Share Sale, the implied value of the fully diluted share capital of the Company by reference to the consideration payable for the shares pursuant to such Share Sale; (ii) in the case of a Company Business Sale, the implied value of the fully diluted share capital of the Company by reference to the gross amount paid and payable to the Company by the purchaser(s) for the business, assets and undertakings pursuant to such Company Business Sale; or (iii) in the case of a Subsequent Shareholder Change of Control Exit Event, the Subsequent Shareholder Change of Control Value, provided that in each case: (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Committee” means the remuneration committee of the board of directors of the Company, acting within the scope of the delegation of powers granted by the board of directors of the Company on 11 September 2019, or any sub-committee or person(s) duly authorised by it;

“Company” means Arm Holdings plc (registered no. 11299879);

“Company Business Sale” has the meaning given to it within the definition of Change of Control Exit Event;

“Company External Debt” means any Relevant Indebtedness incurred by the Company the proceeds of which are not applied towards the business or operations of the Company or any of its Subsidiaries (and “the business or operations of the Company or any of its Subsidiaries” shall include, without limitation, the making of any investment or acquisition by such persons);

“Control” means the control by one person of another person in accordance with the following: a person (“A”) controls another person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of, or the investment adviser to, B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and the term “Controlled” has the corresponding meaning;

“Controlled Subsidiary” means a Subsidiary that is also a “subsidiary corporation”, as defined in section 424(f) of the IRS Code;

“Director” means any person occupying the office of director of the Company or any other Group Company, by whatever name called;

“Distressed Share Sale” means the realisation of any Share Security in respect of Shares (or shares in a holding company of the Company) subject to such Share Security, by the sale or appropriation of such shares for value in circumstances where the relevant Share Security has become enforceable;

“Eligible Employee” means an employee (whether contracted to work-full time or part-time) of any Group Company incorporated in France whose employment contract has not been terminated, provided that, an “Eligible Employee” will not include any employee of a Group Company which is not a French incorporated Controlled Subsidiary;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

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“Exit Events” means the Listing Exit Event, the Change of Control Exit Event and the Longstop Exit Event;

“External Debt” means any Relevant Indebtedness: (i) incurred by any shareholder of the Company; (ii) the proceeds of which have not been applied towards the business or operations of the Company or any of its Subsidiaries (including, without limitation, the making of any investment or acquisition by the Company or any of its Subsidiaries) and (iii) in respect of which the Company, any of its Subsidiaries and/or any holding company of the Company which has been established primarily for the purposes of or is the subject of a Share Sale or Listing (as applicable) has either given a guarantee to, or provided any other assurance against loss for the benefit of, any creditor in relation to such Relevant Indebtedness;

“Group” means the Company and its Subsidiaries and any other company which is associated with the Company and is designated by the Committee for the purposes of this Plan, and the phrase “Group Company” shall be construed accordingly;

“Holding Period” means a period in which the Participant must not transfer, assign or otherwise dispose of his or her Shares or any rights in respect of the Shares, save as required by applicable law;

“Internal Reorganisation” means a reorganisation of the structure of the Company and its Subsidiaries (or all or substantially all of the business, assets and undertakings of the Company and its Subsidiaries), such that the ultimate beneficial ownership of the Company and its Subsidiaries (or all or substantially all of the business, assets and undertakings of the Company and its Subsidiaries) does not change;

“IRS Code” means the US Internal Revenue Code of 1986, as amended. Reference to a specific section of the IRS Code or regulation thereunder will include such section or regulation, any valid regulation or formal guidance of general or direct applicability promulgated under such section or regulation (and any comparable provision of any future legislation, regulation or formal guidance of general or direct applicability amending, supplementing or superseding such section or regulation);

“Listing” means the admission of any of the Shares (or shares deriving therefrom following any capital reorganisation effected in connection with the Listing, including shares in a holding company of the Company) to trading becoming effective on: (i) any stock exchange (which shall include, without limitation, the London Stock Exchange, the New York Stock Exchange and NASDAQ); or (ii) any significant trading platform with at least 15 per cent of such shares in public hands, in either case, in connection with an underwritten offering of shares or as a direct introduction to listing;

“Listing Exit Event” means the first trading day that is more than 180 days after the date of admission to trading of the Shares becoming effective for the purposes of a Listing;

“Listing Value” means: (i) in the case of a Listing which is underwritten (whether comprising primary and/or secondary shares); or (ii) in the case of a Listing which is an introduction to listing only, the value of the fully diluted share capital of the Company at the volume weighted average price of the shares during the 30 trading day period from (and including) the date of the Listing (“Listing Valuation Period”), provided that in each case: (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

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“Longstop Date” means 31 December 2025;

“Longstop Exit Event” means 9 March 2026;

“Longstop Value” means the value of the fully diluted share capital of the Company as determined in accordance with the provisions of article 42 of the Articles, provided that (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

“Longstop Vesting Hurdle” means the valuation hurdles set out in rule 2.4;

“Longstop Valuation” means the valuation process as set out in article 42.1 of the Articles;

“Ordinary Shares” means the ordinary shares in the capital of the Company, having the rights, and being subject to the restrictions, as set out in the Articles and specified therein as Ordinary Shares;

“Ordinary A Shares” means the ordinary A shares in the capital of the Company, having the rights, and being subject to the restrictions, as set out in the Articles and specified therein as Ordinary A Shares;

“Participant” means an Eligible Employee who has been granted and remains entitled to an Award;

“Permitted Change of Control” means: (i) a person (together with any persons Acting in Concert with such person) coming to hold directly or indirectly more than 50 per cent of the voting rights in SoftBank; (ii) a Shareholder Transfer, provided that if a transferee which (together with any persons Acting in Concert) comes to hold more than 50 per cent of the voting rights in the Company subsequently ceases to be directly or indirectly controlled by SoftBank (including, without limitation, through ownership or control of such transferee’s manager or investment adviser) (“Subsequent Shareholder Change of Control”), the date which falls nine weeks after such loss of control by SoftBank will constitute a Change of Control Exit Event; (iii) any transfer of Shares by SVF to its limited partners pursuant to the terms of the limited partnership agreement constituting SVF; (iv) any Internal Reorganisation; and/or (v) the grant of, or exercise of rights in relation to, any Share Security (other than a Distressed Share Sale);

“person” means any individual, body corporate, partnership, limited partnership, association, limited liability company, trust or other enterprise or entity;

“Plan” means the plan constituted by these rules known as “The Arm Holdings plc All-Employee Plan 2019”, as amended from time to time;

“Primary Vesting Hurdle” means the valuation hurdles set out in rule 2.2;

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“Relevant Indebtedness” means any indebtedness incurred under or in relation to any loan or other debt facility, note purchase agreement or indenture, any commercial paper or overdraft facility or any other agreement, instrument or trust deed evidencing any indebtedness;

“Representation Statement” means a statement in the form attached to the Plan as Exhibit A, subject to any updates or modifications to such form prepared by the Company from time to time as the Company may deem necessary or advisable in light of changes to laws or regulations or otherwise;

“Request” has the meaning given to that term in rule 5.1;

“Request Date” has the meaning given to that term in rule 5.1;

“Restricted Share Unit” or “RSU” means a right granted under and in accordance with the rules of the Plan to receive: (i) Ordinary Shares, on a Listing Exit Event, on a Change of Control Exit Event that occurs after a Listing, or where a Request is properly made under rule 5.1 and the Request Date is on or after a Listing; or (ii) Ordinary A Shares, on a Change of Control Exit Event that occurs before a Listing, a Longstop Exit Event or where a Request is properly made under rule 5.1 and the Request Date is before a Listing;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Share Security” means any charge, mortgage or other security interest over Shares in the Company (or shares in a holding company of the Company) granted from time to time by the holder of such shares to any person;

“Shares” means Ordinary Shares and/or Ordinary A Shares (as applicable);

“Shareholder Transfer” means any transfer of Shares between the shareholders of the Company as at the Adoption Date (which shall, for the avoidance of doubt, include such shareholders’ Affiliates), provided that in the case of any transfer pursuant to which the transferee (together with any persons Acting in Concert with it) comes to hold, directly or indirectly, more than 50 per cent of the voting rights in the Company, such transferee is indirectly or directly controlled by SoftBank (including, without limitation, through ownership or control of such transferee’s manager or investment adviser);

“Share Sale” has the meaning given to it within the definition of Change of Control Exit Event;

“SoftBank” means SoftBank Group Corp., a corporation incorporated under the laws of Japan;

“Subsequent Shareholder Change of Control” has the meaning given to it within the definition of Permitted Change of Control;

“Subsequent Shareholder Change of Control Value” means the value of the fully diluted share capital of the Company as determined in accordance with the provisions of article 43 of the Articles, provided that (x) an amount equal to the amount of any Company External Debt shall be added to such value; and (y) such value shall be further adjusted, as determined by the Committee, to offset the impact of any External Debt on the valuation of the Company;

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“Subsidiary” means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006;

“SVF” means SoftBank Vision Fund L.P. (“Vision Fund”), SoftBank Vision Fund II L.P. (“Vision Fund II”) or any successor fund established in relation to Vision Fund or Vision Fund II, the general partner, advisor or manager of which is a direct or indirect Subsidiary of SoftBank (or, in each case, any Affiliate thereof, or any alternative investment vehicle or similar entity established in relation thereto);

“Trust” means any employee share ownership trust which has been or may be established by the Company or any other Group Company to operate in conjunction with this Plan;

“Trustee” means the trustee or trustees for the time being of a Trust;

“US Person” means individuals who are United States residents, United States citizens or subject to United States federal income tax;

“Vest” means, subject to rules 2, 3, 4 and 5, the Participant becoming entitled to receive the Shares subject to an Award and “Vesting”, “Vested” and “Unvested” will be construed accordingly;

“Vesting Date” means the date on which an Award Vests in accordance with the rules of the Plan;

“Vesting Hurdles” means the Primary Vesting Hurdle and the Longstop Vesting Hurdle;

“Vision Fund” has the meaning given to it within the definition of SVF; and

“Vision Fund II” has the meaning given to it within the definition of SVF.

References in these rules to any statutory provision are to that provision as amended or re-enacted from time to time (and any regulations made under it), and, unless the context otherwise requires, words in the singular include the plural and vice versa and words importing the masculine include the feminine and vice versa.

1.	Grant of Awards

1.1	Grant

The Committee may in its absolute discretion grant an Award to an Eligible Employee in accordance with these rules at any time after the Adoption Date, except:

1.1.1	as provided in rule 6;

1.1.2	during the period of two years up to and including the Longstop Exit Event; or

1.1.3	after the date falling 38 months after the date of the Adoption Date.

1.2	Timing

No Award may be granted at any time after 23:59 (GMT) on 30 December 2025.

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1.3	Other conditions

The Committee may impose other conditions, additional to the terms of the Plan, on the Vesting of an Award, provided that they are specified at the Award Date.

1.4	Award Certificate

1.4.1

Following the grant of an Award, an Award Certificate will be prepared for each Participant as soon as reasonably practicable after the Award Date. The Award Certificate must set out the number of Shares subject to the Award; the Award Date; and any other condition imposed by the Committee under rule 1.3. The Award Certificate may be sent by email to the Participant or made available to the Participant by other electronic means.

1.4.2

The Committee may, from time to time, specify procedures for the notification to and the acceptance by a Participant of an Award. If a Participant has not accepted the Award within any applicable period of time (as extended), or complied with any procedure for the acceptance of an Award specified by the Committee, the Committee may notify the Participant that such Award has lapsed (and, if such notification is given, that Award will thereby immediately lapse).

1.4.3

An Award may be renounced in whole or in part by a Participant by completing and returning an appropriate form of renunciation to the Company (or at its direction) within 30 days of the Award Date (or such other period specified at the Award Date), in which case the Award shall for all purposes be taken as never having been granted. For the avoidance of doubt, a Participant will be deemed to have agreed to participate in this Plan, unless the Participant renounces his/her Award in accordance with this sub-rule 1.4.2.

1.5	No payment

A Participant is not required to pay for the grant of any Award.

1.6	Administrative errors

If the Committee tries to grant an Award which is inconsistent with rule 6, the Award will be limited and will take effect from the Award Date on a basis consistent with that rule.

2.	Vesting and release of Awards

2.1	Vesting

Subject to rule 3, an Award Vests after the later of: (A) two years from the Award Date; and (B) the occurrence of an Exit Event, and then only to the extent the relevant Vesting Hurdle is met or exceeded, except that if:

2.1.1

subject to rule 2.3, a Change of Control Exit Event (other than a Subsequent Shareholder Change of Control Exit Event that occurs after a Listing but before a Listing Exit Event) occurs within two years from the Award Date and before a Listing Exit Event, the Award will not Vest and the Award lapses;

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2.1.2

a Listing Exit Event occurs before the date that is one year after the Award Date, the Participant’s Award Vests on the date that is one year after the Award Date to the extent that the Primary Vesting Hurdle is met or exceeded (by reference to the Listing Value) and the Participant will be subject to a Holding Period that expires on the date that is two years after the Award Date;

2.1.3

a Listing Exit Event occurs on or after the date that is one year after the Award Date but before the date that is two years after the Award Date, the Participant’s Award Vests to the extent that the Primary Vesting Hurdle is met or exceeded (by reference to the Listing Value) and the Participant is subject to a Holding Period that expires on the date that is two years after the Award Date;

2.1.4

a Subsequent Shareholder Change of Control Exit Event occurs after a Listing but: (x) before a Listing Exit Event; and (y) before the date that is one year after the Award Date, the Participant’s Award Vests on the date that is one year after the Award Date to the extent that the Primary Vesting Hurdle is met or exceeded (by reference to the value determined pursuant to rule 2.5.2) and the Participant will be subject to a Holding Period that expires on the date that is two years after the Award Date; and/or

2.1.5

a Subsequent Shareholder Change of Control Exit Event occurs after a Listing (but before a Listing Exit Event) and on or after the date that is one year after the Award Date but before the date that is two years after the Award Date, the Participant’s Award Vests to the extent that the Primary Vesting Hurdle is met or exceeded (by reference to the value determined pursuant to rule 2.5.2) and the Participant is subject to a Holding Period that expires on the date that is two years after the Award Date, save that, if, during a Holding Period, the Participant ceases to be an Eligible Employee because of disability within the meaning of the second and third of the categories provided for in Article L. 341-4 of the French Social Security Code, the Participant’s Shares cease to be subject to a Holding Period.

2.2	Primary Vesting Hurdle

Subject to rule 3, an Award Vests as follows on the occurrence of a Listing Exit Event or Change of Control Exit Event:

2.2.1	none of a Participant’s Award shall Vest if the Listing Value or, as the case may be, the Change of Control Value is US$32 billion or less;

2.2.2	all of a Participant’s Award shall Vest if the Listing Value or, as the case may be, the Change of Control Value is US$55 billion or more; and

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2.2.3

if the Listing Value or, as the case may be, the Change of Control Value is greater than US$32 billion but less than US$55 billion, then a Participant’s Award shall Vest on a linear basis from 0 per cent (at US$32 billion) to 100 per cent (at US$55 billion). By way of illustration, 25 per cent of a Participant’s Award Vests if the relevant value is US$37.75 billion; 50 per cent of a Participant’s Award Vests if the relevant value is US$43.5 billion; and 75 per cent of a Participant’s RSUs Vests if the relevant value is US$49.25 billion.

Subject to rule 2.5, an Award lapses if and to the extent it does not Vest on the applicable Listing Exit Event or Change of Control Exit Event.

Notwithstanding this sub-rule 2.2, the Committee may, acting unanimously, make adjustments to the Primary Vesting Hurdle in respect of a Change of Control Exit Event provided that any such adjustments are to the benefit of Participants.

2.3	Distressed Share Sale

Notwithstanding any other provision of this Plan, if the value of any Distressed Share Sale is not greater than US$32 billion, Awards shall not thereby lapse. In such circumstances, Awards shall instead remain extant (subject to the terms of the Plan and of the Award Certificate, including without limitation rule 3 and the vesting conditions set forth herein and therein).

2.4	Longstop Vesting Hurdle

An Award Vests as follows on the Longstop Exit Event:

2.4.1	none of a Participant’s Award Vests if the Longstop Value is less than US$55 billion;

2.4.2	all of a Participant’s Award Vests if the Longstop Value is US$75 billion or more; and

2.4.3

if the Longstop Value is at least US$55 billion but less than US$75 billion, then a Participant’s Award Vests on a linear basis from 50 per cent (at US$55 billion) to 100 per cent (at US$75 billion). By way of illustration, 50 per cent of a Participant’s Award will Vest if the Longstop Value is US$55 billion; and 75 per cent of a Participant’s Award will Vest if the Longstop Value is US$65 billion.

Subject to rule 2.5, an Award shall lapse to the extent it does not Vest on such Longstop Exit Event.

2.5	Change of Control following a Listing or the Longstop Date

Once a Listing, Change of Control Exit Event or the Longstop Date has occurred, no subsequent event shall be capable of being an Exit Event other than (x) in the case of a Listing, the related Listing Exit Event; and (y) in the case of the Longstop Date, the Longstop Exit Event, save that if a Change of Control Exit Event occurs and, in the case of a Change of Control Exit Event other than a Subsequent Shareholder Change of Control Exit Event, such Change of Control Exit Event occurs on or after the date that is two years after the Award Date, either: (i) following a Listing but prior to the Listing Exit Event; or (ii) following the Longstop Date but prior to the Longstop Exit Event then, in each such situation:

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2.5.1

Awards shall be capable of Vesting only on the occurrence of the Change of Control Exit Event (or, where rule 2.1.4 applies, on the date specified in that rule 2.1.4) and not the Listing Exit Event or Longstop Exit Event respectively; and

2.5.2

for the purposes of calculating to what extent (if at all) a Participant’s Award Vests, the Committee must determine the extent (if any) to which the relevant Vesting Hurdle is met or exceeded on both: (i) the Listing (in accordance with rule 2.2) or the Longstop Date (in accordance with rule 2.4) as applicable; and (ii) the relevant Change of Control Exit Event (in accordance with rule 2.2), and a Participant’s Award Vests in accordance with whichever of the two measurements is more favourable to the Participant provided that, if the Change of Control Exit Event takes place before either the Listing Valuation Period has finished or the Longstop Valuation has been prepared, then the extent to which a Participant’s Award Vests (if at all) must be measured only against the Primary Vesting Hurdle in respect of the relevant Change of Control Exit Event.

3.	Lapse

A Participant’s Award lapses on the first to occur of:

3.1.1	the date on which that Participant ceases to be an Eligible Employee for any reason whatsoever;

3.1.2

subject to rule 2.3, a Change of Control Exit Event (other than, for the purposes of this rule 3.1.2, a Subsequent Shareholder Change of Control Exit Event that occurs after a Listing but before a Listing Exit Event) which occurs within two years from the Award Date and before a Listing Exit Event;

3.1.3	subject to rule 2.3, on the occurrence of an Exit Event, and then to the extent the relevant Vesting Hurdle is not met or exceeded; and

3.1.4	the date on which that Participant purports to transfer, assign or otherwise dispose of an Award or any rights in respect of it in breach of rule 9.2.

For the purposes of sub-rule 3.1.1, a Participant is not treated as ceasing to be an Eligible Employee until he/she ceases to be an employee of all Group Companies and does not recommence employment with a Group Company within 7 days, unless the Committee determines that a Participant will be treated as ceasing to be an Eligible Employee on the date that his/her employment is terminated. A Participant who is a US Person will be treated as having ceased to be an Eligible Employee for the purposes of sub-rule 3.1.1 and all other rules of the Plan immediately upon his/her “separation from service” within the meaning of section 409A of the IRS Code.

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4.	Consequences of Vesting

4.1	Delivery of Shares

Subject to rules 4.4, 4.5 and the Articles, on the date on which an Award Vests as determined by the Committee in accordance with this Plan, the Committee will arrange for the transfer out of treasury, or issue to the Participant (subject to, and as provided in, the Articles) of the number of Shares in respect of which the Award has Vested (which shall include, for the avoidance of doubt, Vesting in accordance with rule 5.1). The delivery of Shares subject to an Award shall be effected in such form and manner as the Committee may prescribe from time to time. The Shares deliverable hereunder must be delivered, with respect to a US Person, within the “short-term deferral period” from when the Award is deemed earned for purposes of section 409A of the IRS Code.

4.2	Fractions

No fraction of a Share shall be transferred out of treasury or issued to a Participant when his/her Award Vests or included in any Award which has Vested. If any fractional entitlements are produced as a result of the linear vesting of an Award following application of the relevant Vesting Hurdle, any fractional entitlements must be rounded down to the nearest whole number.

4.3	No transfer, allotment or issue before the Vesting Date

For the avoidance of doubt, Shares subject to an Award granted under the Plan will not be transferred out of treasury or allotted and issued to a Participant before the Vesting Date.

4.4	Rights

Shares issued or transferred out of treasury on the Vesting of an Award will rank equally in all respects with the Shares in issue at the point of issue or transfer, save as provided in these rules. They will not rank for any rights attaching to Shares by reference to a record date before the date of issue or transfer. Where Shares are transferred out of treasury on the Vesting of an Award, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

4.5	Withholding

4.5.1

The Committee, any employing company (or former employing company) of the Participant or the Trustee may make such arrangements as it considers necessary to meet any liability to taxation, duties, social security contributions or other amounts in respect of Awards or otherwise in connection with a person’s participation in the Plan, whether the liability is a liability of, or is payable by, the Participant, the Company, the employing company or the Trustee. The Committee may, in its discretion, permit (but is not obliged to so permit) or require such arrangements as it deems appropriate, which may include, without limitation a reduction in the number of Shares subject to an Award and/or the sale on behalf of the Participant of any of the Shares to which

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he/she is entitled under the Plan and the retention by the Company or Group Company of the sale proceeds to meet the liability. References to social security contributions include anything in a jurisdiction outside the United Kingdom which, in the opinion of the Committee, is reasonably comparable to social security contributions.

4.5.2

The Participant authorises the Company to sell (if the Company determines, in its discretion to do so) on his/her behalf sufficient Shares subject to his/her Award to discharge any liability to taxation, duties or social security contributions arising in connection with that Award that any current or former Group Company is required to withhold and any related costs associated with that sale. In facilitating such a sale, the Company may appoint a broker of its choosing and as a term of participation in the Plan and of this Award (and a condition to any potential Vesting and settlement), the Participant will cooperate in establishing an account with the appointed broker.

4.5.3

A Participant must make satisfactory arrangements for the payment of applicable tax withholding amounts related to an Award at the time: (i) any Award is otherwise scheduled to Vest; or (ii) a tax withholding obligation with respect to an Award is otherwise due.

4.6	Section 431 elections

Each Participant irrevocably agrees to enter into, in respect of any Shares he/she may acquire on Vesting of an Award, on or before the Vesting Date of such Award, such election(s) as the Company may specify under section 431(1) or section 431(2) of the Income Tax (Earnings and Pensions) Act 2003.

5.	Death of a Participant

5.1

Notwithstanding any other rule of the Plan, if a Participant ceases to be an Eligible Employee because of death before the Participant’s Award Vests, then the deceased Participant’s heirs may request within six months from the Participant’s date of death as evidenced by the death certificate of the Participant (the date of receipt by the Company of such request being referred to as the “Request Date”) that the deceased Participant’s Award Vests on the Request Date (the “Request”). If no such Request is received within the six months from the Participant’s date of death as evidenced by the death certificate of the Participant, the Participant’s heirs shall have no right to make a Request and the Participant’s Award shall lapse.

5.2	Shares acquired by deceased Participants’ heirs shall be freely transferable, subject to article 48 of the Articles.

5.3

It is specified that the Plan shall inure to the benefit of, and be binding upon, the Company and the Participants and their respective heirs, executors, administrators, legal representatives and successors.

5.4

In the event of death of a Participant, the Company shall be expressly excused from any requirement to give notice under article 877 of the French Civil Code or any such requirement under the laws of any other jurisdiction, and the heirs, executors, legal representatives and successors of such Participant, including any heirs or successors who may be minors or incapable, shall be jointly and severally bound to comply with the terms of the Plan.

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5.5

References to “Shares” in this rule 5 are to “Ordinary A Shares”, except in respect of a Request for which the Request Date is a date on or after the date of Listing, where references to “Shares” are to “Ordinary Shares”.

6.	Plan Limit

6.1

The aggregate nominal amount of Shares over which the Committee may grant Awards under the Plan will be limited so that it does not exceed at any time an amount equal to (x) 2.2 per cent of the aggregate nominal amount of the Company’s fully diluted equity share capital less (y) the aggregate of the nominal amount of Shares allocated in respect of Awards granted under the Plan (for the avoidance of doubt, this shall not include any Shares allocated in respect of lapsed Awards), provided that (without prejudice to the foregoing) the total number of shares subject to the awards (including the Awards) granted by the Company under the Plan and any other share plan shall not exceed 10 per cent of the Company’s fully diluted equity share capital on the Adoption Date (for the avoidance of doubt, this shall not include: (i) any Shares allocated (but not issued) in respect of lapsed Awards (and, if any, in respect of any other lapsed restricted share units granted by the company); or (ii) any Shares allocated and issued in respect of Awards granted under the Plan (and, if any, in respect of any other restricted share units granted by the Company) which are no longer subject to a Holding Period).

6.2

It is specified that no Award may be granted to Eligible Employees holding more than 10 per cent of the Company’s fully diluted equity share capital at the Adoption Date, or to any Eligible Employee who would hold more than 10 per cent of the Company’s fully diluted equity share capital as a result of being granted an Award after the Adoption Date.

6.3

The Committee (acting unanimously) may adjust the limit set out in rule 6.1 in the event of a variation of the equity share capital of the Company, as described in rule 7.1, provided that the total number of shares subject to the awards (including the Awards) granted by the Company under the Plan and any other share plan shall not exceed 10 per cent of the Company’s fully diluted equity share capital on the Adoption Date (for the avoidance of doubt, this shall not include: (i) any Shares allocated (but not issued) in respect of lapsed Awards (and, if any, in respect of any other lapsed restricted share units granted by the company); or (ii) any Shares allocated and issued in respect of Awards granted under the Plan (and, if any, in respect of any other restricted share units granted by the Company) which are no longer subject to a Holding Period).

7.	Variations of share capital, demergers and special distributions

7.1	Adjustment of Awards

If there is an event having an effect on: (i) the share capital of the Company; or (ii) the value of the Shares before the Vesting Date (notably a merger, demerger or an operation listed in the article L. 225-181 of the French Commercial Code), the Committee (acting unanimously) may adjust the number and/or class of Shares comprised in an Award as it considers appropriate but must take into account, without limitation, any expected tax consequences of such adjustment.

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7.2	Notice

The Committee will notify Participants of any adjustment made under this rule 7.

8.	Terms of employment

8.1	Definitions

For the purposes of this rule 8, “Employee” means any employee of a Group Company.

8.2	Scope

This rule 8 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

8.3	Awards separate from employment contract

Nothing in the rules or the operation of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and his/her employer are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

8.4	Employee rights

No Employee has a right to participate in the Plan. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

8.5	Exercise of discretion

The terms of the Plan do not entitle the Employee to the exercise of any discretion in his/her favour.

8.6	Rights to compensation

No Participant has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

8.6.1	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

8.6.2	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

8.6.3	the operation, suspension, termination or amendment of the Plan.

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8.7	Plan participation

Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the rules, including this rule. It is a term of participation in the Plan (and of each Award) and a condition of any Vesting and settlement of an Award that a Participant executes and delivers such agreements and documentation as may be reasonably requested by the Company or any other Group Company under any reasonable procedures the Company specifies. If a Participant materially fails to comply with the preceding sentence, the Committee or Company may, in its discretion, withhold delivery of any Shares, subject for US Persons, to the timing of delivery rules set forth in rule 4.1. By participating in the Plan, an Employee waives all rights under the Plan, other than the right to acquire Shares subject to and in accordance with the express terms of the Plan and any conditions applicable to the Award, in consideration for, and as a condition of, the grant of an Award under the Plan.

8.8	Third party rights

Nothing in the Plan confers any benefit, right or expectation on a person who is not an employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan. This does not affect any other right or remedy of a third party which may exist.

9.	General

9.1	Rights

A Participant will not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award until the Participant has received any Shares on Vesting of an Award.

9.2	Transfer

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. If he/she does, whether voluntarily or involuntarily, then the Award immediately lapses.

9.3	Not pensionable

None of the benefits received under the Plan is pensionable.

9.4	Administration of the Plan; Committee’s decisions final and binding

Subject to the provisions of the Plan, the Committee has absolute discretionary authority to: construe and interpret the rules of the Plan including any sub-plans or appendices to the Plan, and the terms of Awards granted under the Plan; authorise any person to execute on behalf of the Company any instrument required to implement the grant of an Award by the Committee; and to make all other determinations and take all actions deemed necessary or advisable for administering the Plan. The decisions of the Committee on the interpretation of the Plan or in any dispute relating to an Award or matter relating to the Plan is final and conclusive and will be given the maximum deference permitted by applicable laws.

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9.5	Costs

The Company will pay the costs of introducing and administering the Plan. The Company may ask a Participant’s employer to bear the costs in respect of an Award to that Participant.

9.6	Regulations

The Committee has the power from time to time to make or vary regulations for the administration and operation of the Plan but these must be consistent with its rules.

9.7	Employee trust

The Company and any Subsidiary may provide money to the Trustee or any other person to enable them or him/her to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.

9.8	Data protection

9.8.1

During the Participant’s participation in the Plan, the Company will have access to and process, or authorise the processing of, personal data (as defined in the Data Protection Act 2018, the EU General Data Protection Regulation 5419/16 and/or any implementing legislation (together, the “Data Protection Laws”)) held and controlled by the Company or any other Group Company and relating to employees or customers of the Company and any other Group Company, or other individuals. The Company and each other Group Company will comply with the terms of the Data Protection Laws, and the Company’s data protection policies issued from time to time, in relation to such data.

9.8.2

Any Group Company and its employees and agents may from time to time hold, process and disclose Participants’ personal data in accordance with the terms of the employee share plan privacy notice, the employee privacy notice and the data protection policy in force from time to time. The current versions of the applicable policies are available on the Company’s intranet page and on the online employee share plan portal (as applicable).

9.9	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The Participant will be responsible for complying with any requirements he/she needs to fulfil in order to obtain or avoid the necessity for any such consent.

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9.10	Articles of association

Any Shares acquired under the Plan are subject to the Articles.

9.11	Notices

9.11.1	Save as otherwise provided in this Plan any notice or communication to be given to any person who is or will be eligible to be a Participant may be:

(i)	delivered by electronic mail and it will be deemed to have been received upon electronic confirmation of such delivery; or

(ii)

personally delivered or sent by ordinary post to his/her last known address and where a notice or communication is sent by post it will be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped.

Share certificates and other communications sent by post will be sent at the risk of the recipient concerned and neither the Company nor any of its Subsidiaries will have any liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

9.11.2

Any notice to be given to the Company or the trustee of any trust will be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary, and will be effective upon receipt. The Committee may make other arrangements to receive notices.

10.	Changing the Plan

10.1	Committee’s powers

Subject to the rest of this rule 10, the Committee (acting unanimously) may at any time change the Plan and the terms of any Award in any way.

10.2	Participant consent

If the Committee proposes an amendment to the Plan or the terms of any Award other than conditions imposed under rule 1.3, which would be to the material disadvantage of Participants in respect of subsisting rights under the Plan, then:

10.2.1	the Committee will invite each such disadvantaged Participant to indicate whether or not they approve the amendment; and

10.2.2

such amendment will only take effect if the majority (assessed by reference to the size of affected Awards) of the Participants who respond to an invitation made in accordance with sub-rule 10.2.1 consent to the amendment.

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10.3	United States Internal Revenue Code

10.3.1

Notwithstanding rule 10.2, the Committee may amend the terms of any Award without the consent of the Participant who is a US Person in any manner whatsoever to the extent that it deems it necessary or desirable to retain an available exemption from, or to comply with, section 409A of the IRS Code or to otherwise avoid income recognition under section 409A of the IRS Code or imposition of any additional tax, interest and/or penalties under section 409A of the IRS Code. Any such amendment shall be interested, to the extent reasonably practicable, to preserve the material economic benefit of the Award to the Participant.

10.3.2

In respect of US Persons, Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the IRS Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the IRS Code, except as otherwise determined in the absolute discretion of the Committee with explicit reference to this sub-rule 10.3.2. The Plan and each Award under the Plan is intended to be exempt from or meet the requirements of section 409A of the IRS Code and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the absolute discretion of the Committee with explicit reference to this sub-rule 10.3.2. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to section 409A of the IRS Code the Award or payment will be granted, paid, settled or deferred in a manner that will meet the requirements of section 409A of the IRS Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the IRS Code. Unless specifically determined otherwise by the Committee in a specific writing referencing this rule 10.3, in no event will the Company or any Group Company have any liability or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of section 409A of the IRS Code.

10.4	Notice

The Committee may (but is not obliged to) give written notice of any changes made to any Participant affected.

11.	Governing law and jurisdiction

English law governs the Plan and all Awards and their construction. The English Courts will have exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Award.

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12.	Dissolution and Liquidation

Any Awards that Vest before the completion of a dissolution or liquidation will be settled before such completion. Any Awards that have not Vested by the time of the completion of a dissolution or liquidation will lapse.

13.	Participant Representations

In respect of any Participant for which the Company is relying on the exemption for registration provided pursuant to rule 701 of the Securities Act with respect to an Award, it is a term of participation in the Plan and each Award and a condition of any Vesting and settlement of an Award that, if the Shares have not been registered under the Securities Act at the time of the settlement of the applicable Award or at such other time as designated by the Company, if requested or required by the Company, the Participant must deliver to the Company his/her Representation Statement.

14.	Information for Participants

In respect of any Participant for which the Company is relying on the exemption from registration provided pursuant to Rule 701 of the Securities Act with respect to an Award and/or for which the Company is relying on the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) with respect to an Award, if and as required (i) pursuant to rule 701 of the Securities Act, if the Company is relying on the exemption from registration provided pursuant to rule 701 of the Securities Act with respect to an Award, and/or (ii) pursuant to rule 12h-1(f) of the Exchange Act, to the extent the Company is relying on the rule 12h-1(f) Exemption, then during the period of reliance on the applicable exemption and in each case of (i) and (ii) until such time as the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, the Company shall provide to the Participant the information described in paragraphs (e)(3), (4), and (5) of rule 701 under the Securities Act no less frequently than every six months with the financial statements being not more than 180 days old and with such information provided either by: (x) physical or electronic delivery to the Participants; or (y) by written notice to the Participants of the availability of the information on an internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to rule 12h-1(f)(1) under the Exchange Act (if the Company is relying on the rule 12h-1(f) Exemption) or rule 701 of the Securities Act (if the Company is relying on the exemption pursuant to rule 701 of the Securities Act).

15.	Additional Listing provisions

All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. Unless this rule 15 is specifically mentioned and

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waived in an Award Certificate or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or Group Company.

16.	Additional information on tax and social security treatment

16.1

Each Participant acknowledges and agrees that such Participant is responsible for obtaining advice on the tax and social security treatment applicable to the Awards and the Shares from the Participant’s own independent advisor. This obligation applies from the Award Date to the date of the subsequent sale of Shares.

16.2

Any information relating to the tax and social security treatment applicable to a Participant that may be contained in this Plan or given by any Group Company is of a general nature only for information purposes and shall not be considered as complete or specific. Such information does not deal with the specific tax situation of any Participant.

16.3

A Participant is fully responsible for the declarations and returns that have to be made by him to the tax and social securities authorities of: (i) the country of which he is a tax resident; and (ii) any other country where he would be subject to reporting obligations.

16.4

A Participant is personally liable for the payment of all his social security, regulatory, and tax liabilities applicable to him and is solely responsible for the payment of such charge to the competent authorities and without having any recourse against the Company, any other Group Company or any other Participant.

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EXHIBIT A

REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY:        Arm Holdings plc

SECURITIES:    Ordinary Shares

AMOUNT:

DATE:

In connection with the receipt of the above-listed Securities (the “Securities”), the undersigned Participant represents to the Company the following:

a)

Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Participant has no present intention of selling, granting any participation in, or otherwise distributing the same. Participant does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person, with respect to any of the Securities.

b)

Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that such exemption may not be available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

Participant is familiar with rule 144, as promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and the other rules and regulations promulgated thereunder.

PARTICIPANT

Signature

Print Name

Date

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